AGREEMENT

AGREEMENT made and entered into as of the 2nd day of December, 2013, (the "Agreement") by and between Jared DeVries, hereinafter, ("DeVries"), a resident of Iowa, and Spotlight Innovation, Inc. ("Spotlight").

RECITALS

WHEREAS, the Company is interested in obtaining a line of credit (for a period of at least three years) in the amount of $750,000 (the "LOC") with Denver Savings Bank (the "Bank"); and

WHEREAS, the Bank would not grant Spotlight the LOC without DeVries cosigning the LOC and providing certain guarantees.

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth in this Agreement, the parties, intending to be legally bound hereby, agree as follows:

1. Terms. In exchange for DeVries cosigning and guaranteeing the LOC, Spotlight agrees to issue DeVries: (a) 150,000 shares of its common stock with restrictive legend promptly upon execution of the LOC, and (b) 30,000 shares of its common stock with restrictive legend upon the each one year anniversary of the LOC, provided that the LOC remains in effect. All shares of common stock issuable hereunder are sometimes collectively referred to as the "Shares."

2. Covenants of DeVries. DeVries agrees that he shall cooperate with the Bank and provide such documentation as is required by the Bank for the issuance of the LOC.

3. Representations of Spotlight. Spotlight has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of Spotlight and is enforceable against Spotlight in accordance with its terms.

3.1 Spotlight shall defend, indemnify and hold harmless Devries from any and all actual or alleged claims, demands, causes of action, liability, loss or damages brought by the Bank against Devries for repayment of the LOC. This indemnification applies to and includes, without limitation, the payment of all penalties, fines, judgments, orders, attorney fees, court costs and related costs or expenses incurred by DeVries in collection from Spotlight. This paragraph shall not apply to those monies drawn for the LOC by Jared DeVries personally, without Spotlight's approval.

4. Representations of DeVries:

4.1 DeVries has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of the Spotlight and is enforceable against DeVries in accordance with its terms.

4.2 DeVries investment in restricted securities is reasonable in relation to the DeVries net worth. DeVries has had experience in investments in restricted and publicly traded securities, and DeVries has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. DeVries acknowledges that an investment in the Shares is speculative and involves the risk of loss. DeVries has the requisite knowledge of the business and operations of the Company to

assess the relative merits and risks of this investment, and DeVries can afford the risk of loss of his entire investment in the Shares.

4.3 DeVries is acquiring the Shares for DeVries own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

4.4 DeVries acknowledges that the Shares will not have been registered under the Securities Act of 1933, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Shares have been included in a registration statement filed by the Company with the United States Securities and Exchange Commission permitting the resale there under, or the Company has received an opinion of counsel that such resale or transfer is exempt from the registration requirements of that Act, the Company will take all action as may be required as a condition to the availability of Rule 144, and the Company will upon request supply written confirmation that it is in compliance with the reporting requirements of Rule 144.

4.5 DeVries and his advisors (and his counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision regarding his purchase of the Shares, which have been requested by DeVries. DeVries and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.

4.6 DeVries is a sophisticated investor with substantial net worth and experience in making investments of this nature and is an "accredited investors," as defined in Rule 501 of Regulation D under the Act.

5. Other Items:

5.1 Except as provided to the contrary hereinabove, this Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforementioned persons.

5.2 This Agreement may not be amended or modified, except by a written instrument signed by the parties hereto.

5.3 All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when received.

5.4 This Agreement is made and entered into in the State of Iowa and shall, in all respects, be interpreted, enforced, and governed by the laws of the State of Iowa. The language of all parts of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

5.5 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. This Agreement and any other document or instrument relating hereto may be executed by a party's signature transmitted by fax or e-mail, and copies of this Agreement and any such document or instrument executed and delivered with faxed or e-mailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or e-mailed signatures as if such signatures were originals. Any party executing and delivering this Agreement and any such document or instrument by fax or e-mail shall promptly thereafter deliver a counterpart signature page of this

Agreement and the fully executed original or counterpart original of any such document or instrument containing said party's original signature. All parties hereto agree that a faxed or e-mailed signature may be introduced into evidence in any proceeding arising out of or related to this Agreement or any such document or instrument as if it were an original signature.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS

By signature affixed below, the Parties agree to the terms and conditions of this Agreement:

Spotlight Innovation, Inc.

By: Cristopher Grunewald, President

Date: 4-4-14

Jared DeVries

Date: 4-4-14